Exhibit 10.3

KEEPWELL AGREEMENT

AGREEMENT, dated as of May 20, 2011 (this “Agreement”), by SOUPMAN, INC., a Delaware corporation (“Soupman”),  in favor of PENNY FERN HART (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender has previously made loans to Soup Kitchen International, Inc. (“SKII”), and the loans are more fully described on Schedule I attached hereto (the “Loans”);

WHEREAS, the Loans are currently in default in accordance with their respective terms;

WHEREAS, as security for the Loans, SKII and its subsidiaries, among other things, granted to Lender has a first priority lien on and security interest in all of the assets of SKII and such subsidiaries;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of December 30, 2009, SKII assigned and transferred to TOSI all of its assets and obligations and TOSI agreed, among other things, to be responsible for all obligations of SKII, including SKII’s obligations to Lender;

WHEREAS, on December 15, 2010, TOSI became a wholly-owned subsidiary of Soupman;

WHEREAS, International Gourmet Soups Inc. (“International”) is a subsidiary of TOSI;

WHEREAS, pursuant to a Secured Guaranty, dated as of the date hereof (the “Guaranty”), TOSI and International (and together with such other subsidiaries or affiliates of TOSI who hereafter join the Guaranty) have, jointly and severally guaranteed the repayment of the indebtedness owed by SKII to the Lender; and

WHEREAS, in order to induce Lender to enter into that certain Forbearance Agreement, dated as of the date hereof (the “Forbearance Agreement”), pursuant to which Lender shall agree to forbear in the exercise and enforcement of her rights and remedies under the documents and instruments evidencing the Loans and available at law or in equity, Soupman has agreed to enter into this Agreement for the benefit of Lender.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Soupman hereby agrees as follows:

1. Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the same respective meanings as in the Forbearance Agreement.

2. Keepwell Obligations.  Soupman agrees, acknowledges and confirms the joint and several obligations of TOSI and International (together with such other subsidiaries and affiliates who hereafter become parties to the Forbearance Agreement and the Guaranty, collectively, the “Guarantor”) pursuant to the Forbearance Agreement and the Guaranty.  If, at any time, for any reason whatsoever, the Guarantor does not make payments to Lender required by the Forbearance Agreement or the Guaranty or is unable to or does not perform its obligations thereunder or upon the occurrence of a Forbearance Default, Soupman shall use its best efforts to make contributions to the capital of the Guarantor, make loans to the Guarantor or take such other action as shall be necessary to enable the Guarantor to perform its obligations pursuant to the Forbearance Agreement and the Guaranty, and as a condition to such capital contributions, loans or actions, shall require the Guarantor to perform its obligations under the Forbearance Agreement and the Guaranty.

3. Conditions.  Lender is authorized, without notice or demand, and without affecting the liability of Soupman hereunder, from time to time to:  (i) renew, extend, accelerate or otherwise change the time for payment or performance of, or other terms relating to, the Loans, or otherwise modify, amend or change the terms of the Loans, or any other agreement, document or instrument now or hereafter executed by the Guarantor or any other party obligated in respect of the Loans; (ii) accept partial payments on or performance of the Loans; (iii) take and hold security or collateral for the Loans, or guaranties of, or support or security agreement relating to, the Loans, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Loans and any security or collateral in any manner, without affecting, releasing, waiving, or impairing the obligations of Soupman hereunder.

4. Covenants.

(a) Soupman assumes responsibility for keeping itself informed of the financial condition of the Guarantor and of all other circumstances bearing upon the risk of a Forbearance Default.  Lender shall have no duty to advise Soupman of information known to Lender regarding such condition or circumstances.

(b) Soupman covenants, agrees and acknowledges that it is the intention that Kiosk Concepts, Inc., a New York corporation (“Kiosk”), be a party to the Forbearance Agreement and the Guaranty but that Kiosk cannot execute the Forbearance Agreement and the Guaranty until such time it has been reinstated under the applicable provisions of the Business Corporation Law of the State of New York (the “BCL”).  Accordingly, Soupman covenants and agrees to comply, and to cause the other Soupman Entities to comply, with the obligations set forth in Section 2(b) of the Forbearance Agreement.

5. No Waiver.  No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver or release or otherwise constitute a discharge of Soupman’s obligations under this Agreement, and no single or partial exercise by Lender of any right or remedy shall preclude the further exercise to any extent; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Lender except as expressly set forth in a writing duly signed and delivered by of Lender.  Lender’s failure at any time to require strict performance by the Guarantor of any of the provisions, warranties, terms and conditions contained in the Forbearance Agreement or the Guaranty shall not discharge any of Soupman’s obligations under this Agreement, nor shall it waive, affect or diminish any right of Lender at any time to demand strict performance and such right shall not be deemed to have been waived by any act or knowledge of Lender specifying such waiver.  No waiver by Lender of any default shall operate as a waiver of either any other default or the same default on a future occasion, and no action or inaction by Lender shall in any way affect or impair Lender’s rights or the obligations of Soupman under this Agreement.

6. Representations and Warranties.  Soupman hereby represents and warrants to Lender that:  (a) the execution, delivery and performance by Soupman of this Agreement will not (i) violate any provision of law, any order of any court or other agency of government, or any agreement or other instrument to which Soupman is a party or by which Soupman is bound, or (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such party; (b) this Agreement constitutes the legal, valid and binding obligation of Soupman and is enforceable against it in accordance with the terms hereof; and (c) all of the business and operations of TOSI are conducted through TOSI and International, and upon reinstatement under the BCL, Kiosk, collectively, and there are no other subsidiaries or affiliates of Soupman engaged in the business conducted or proposed to be conducted by TOSI, Kiosk and International.

7. Term.  This Agreement shall continue in effect until the Loans shall have been indefeasibly paid in full.

8. Successors and Assigns.  This Agreement shall be binding upon Soupman and its successors and assigns, and shall inure to the benefit of the Lender’s successors and assigns.

9. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

10. Notices.  All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, when delivered by hand, first class mail or a recognized overnight courier, or when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in the foregoing clause), to the party for whom intended, at the address or facsimile number for such party set forth on the signature page of this Agreement, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Address: 1110 South Avenue Suite 100 Staten Island, NY 10314 Fax: (212) 768-7055	SOUPMAN, INC. By: /s/ Robert Bertrand Name: Robert Bertrand Title: President
ACCEPTED: /s/ Penny Fern Hart Penny Fern Hart Address: 200 East End Avenue Apt. 12 EAP New York, NY 10128 Fax: (516) 214-8428
with a courtesy copy to: Vedder Price P.C. 1633 Broadway, 47th Floor New York, NY 10019 Attention: Steven R. Berger, Esq. Fax: (212) 407-7799